EXHIBIT 1



          Amendment  No.  2,  dated  as  of  November  8,  1996 to Rights

Agreement,  dated  as  of  October  26,  1992  (the  "Agreement") between

SYRATECH CORPORATION, a Delaware corporation (the "Company"),  and  STATE

STREET  BANK  AND TRUST COMPANY, a Massachusetts corporation (the "Rights

Agent").

          The Company  and  the  Rights  Agent  have  approved the within

amendments  to  the  Agreement.   Accordingly,  in consideration  of  the

premises and the mutual agreements herein set forth,  the  parties hereby agree as follows:

          FIRST:   Section  23  of  the  Agreement  is hereby amended  by

deleting the third, fourth and fifth sentences thereof   (i.e., the final

three sentences) of paragraph (b) of Section 23 of the Agreement.

          SECOND:  Section 23 of the Agreement is hereby further  amended by adding thereto new paragraphs (c) and (d), reading as follows:

          (c)  Within  ten  (10)  days after action by the Board ordering redemption of the Rights, the  Company  shall  give  notice  of such redemption  to the holders of the then outstanding Rights in one  of the following  ways:  (i) by mailing such notice to all such holders at their last addresses  as  they  appear upon the registry books of the Rights Agent or, prior to the Separation  Date,  on the registry books  of  the  Transfer  Agent  for the Common Shares; or  (ii)  by

     issuing (in the manner provided by  Section  202.06  of the New York

     Stock   Exchange,  Inc.  Listed  Company  Manual)  a  press  release announcing  such  redemption  and  by  causing the substance of such announcement and a copy of the press release  to be included in, and filed by the Company as part of, a

     Form  8-K  Current  Report  pursuant  to  Section 13 or 15(d) of the

     Securities Exchange Act of 1934.

          (d)  Any  notice  that  is  mailed  in  the manner provided  in paragraph (b) of this Section 23 shall be deemed  given,  whether or not  the  holder  receives the notice.  Any notice that is given  by issuing a press release announcing the redemption and by causing the substance and text  thereof  to  be  included in a Current Report on

     Form 8-K as provided in paragraph (b)  of  this  Section 23 shall be deemed given, whether or not the substance of the  press  release is published in any newspaper, and whether or not the holder of  Rights is  apprised  of  or  sees such press release or a report thereof or such Current Report on Form 8-K.  Each notice of redemption given in the manner provided in  paragraph (c) of this Section 23 shall state the method by which the payment  of  the  Redemption  Price  will be made.

          THIRD:   The  amendments  to  the  Agreement  effected  by this

Amendment No. 2 shall take effect at 5:00 P.M. Eastern Standard Time,  on

November 8, 1996.

          FOURTH:   Except  as  set  forth  above,  the provisions of the

Agreement shall be unchanged and shall remain in full force and effect.

          FIFTH:    This Amendment No. 2 may be executed in two  or  more

counterparts, each of which shall  be deemed an original but all of which together shall constitute one and the same Amendment No. 2.

          SIXTH:    A facsimile-transmitted copy of a counterpart of this

Amendment No. 2, which has been manually executed by or  on behalf of the party
transmitting  it, shall be deemed effective and the equivalent  of delivery of such manually executed counterpart.

          IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this

Amendment No. 2 to be duly  executed and their respective corporate seals to be hereunto affixed and attested,  all  as  of  the day and year first above written.

                         SYRATECH CORPORATION


                         By /S/ LEONARD FLORENCE
                            Leonard Florence
                            Chairman, President and
                               Chief Executive Officer




                         STATE STREET BANK AND TRUST COMPANY


                         By /S/ GORDON STEVENSON